Exhibit 99.1

Mellon Financial Corporation Asset Management

Institutional Asset Management Mutual Funds Private Wealth Management

Corporate and Institutional Services

Asset Servicing

Payment Solutions & Investor Services Treasury Services

First Quarter 2005 Earnings

0

Cautionary Statement

A number of statements (i) in our presentations, (ii) in the accompanying slides and (iii) in the responses to your questions are “forward-looking statements”. These statements relate to, among other things, the Corporation’s future financial results, including future revenue, expenses and earnings, the use of excess capital, anticipated quarterly net interest revenue for 2005, asset management revenue sensitivity, interest rate sensitivity analysis, the expected tax rate, as well as the Corporation’s overall plans, strategies, goals, objectives, expectations, estimates and intentions, and are based on assumptions that involve risks and uncertainties and that are subject to change based on various important factors (some of which are beyond the Corporation’s control). Actual results may differ materially from those expressed or implied as a result of these risks and uncertainties, including, but not limited to, changes in political and economic conditions; changes in the relevant benchmark to measure changes in investment management fees; equity, fixed-income and foreign exchange market fluctuations; changes in the mix of assets under management; the effects of the adoption of new accounting standards; corporate and personal customers’ bankruptcies; operational risk; inflation; technological change; success in the timely development of new products and services; competitive product and pricing pressures within the Corporation’s markets; consumer spending and savings habits; interest rate fluctuations; monetary fluctuations; acquisitions and integrations of acquired businesses; changes in law; changes in fiscal, monetary, regulatory, trade and tax policies and laws; success in gaining regulatory approvals when required; the effects of recent and any further terroristic acts and the results of the war on terrorism; as well as other risks and uncertainties detailed from time to time in the filings of the Corporation with the Securities and Exchange Commission. Such forward-looking statements speak only as of April 19, 2005, and the Corporation undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

Non-GAAP Measures: In this presentation we will discuss some non-GAAP measures in detailing our Company’s performance. The reconciliation of those measures to the most comparable GAAP measures is included in the actual presentation, in the related earnings press release or contained in the appendix of this presentation.

1

The contents of this conference call and webcast, and any related material, is the property and copyright of Mellon Financial Corporation. This conference call and webcast may not be reproduced, recorded, broadcast, disseminated, published, sold or otherwise used for public or commercial purposes, without the express written consent of Mellon and the relevant information providers. The archived version of this conference call and related series of graphics will be available on our website (mellon.com) until Tuesday May 3, 2005 at 5 p.m. EDT.

The following discussion contains statements that are considered forward-looking statements. Actual results may differ materially from those expressed or implied due to a variety of factors that are described in our Annual Report on Form 10-K for the year-ended December 31, 2004 and in the slides that accompany the web cast version of this presentation. These forward-looking statements speak only as of April 19, 2005, and Mellon undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

Participating in this afternoon’s call are Marty McGuinn, Mellon’s Chairman and Chief Executive Officer; Steve Elliott, Mellon’s Senior Vice Chairman and Mike Bryson Mellon’s Chief Financial Officer.

1st Quarter 2005 Highlights

Continuing Operations fully diluted EPS of $.72

EPS impact of Shinsei gain / other - $.28*

Continuing Operations return on common equity of 30%

Dividend increased 11%, fifth increase in three years

Asset Management – record level of AUM of $729B

Net flows of $32B

Institutional Asset Management — investment management fees (excluding performance fees) increased 26% 1Q05/1Q04

Private Wealth Management — Record level of fee revenue

* Represents EPS impact of Shinsei gain ($128MM after-tax) net of expenses related to the extinguishment of debt ($7MM after-tax) and additional true-ups to charges taken in the first and second quarters of 2004 for a business we are now in the process of selling ($2MM after-tax) and for vacant space in London associated with the move to the new Mellon Financial Centre ($1MM after-tax).

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I’m pleased to report that Mellon began 2005 with a strong quarter in our asset management and asset servicing businesses, earning 72 cents from continuing operations and generating an ROE of approximately 30%.

The results in the first quarter included a pre tax gain of $197MM from the sale of our remaining interest in Shinsei Bank together with $10MM in expenses associated with the early retirement of a high coupon debt issue and $5MM in expenses associated with charges announced in the first and second quarter of last year and detailed in the appendix of this presentation. The net impact of these items added approximately 28 cents to our first quarter results.

We have also announced an 11% increase in our dividend – the fifth increase in three years. This increase is a reflection of Mellon’s increased earnings and a business model that is focused on generating significant levels of excess capital available for dividends, reinvestment, acquisitions and share repurchases.

On March 16th we announced an agreement to sell our HR businesses to ACS. This sale sharpens our focus on those businesses that are demonstrating more consistent growth and higher operating margins. We adopted discontinued operations accounting for the businesses being sold and accordingly all periods have been restated to reflect this change.

We ended the first quarter with a record level of assets under management of $729 billion, an increase of 7% compared to the prior year versus growth in the S&P 500 of 5% – an impressive performance reflecting our balanced mix of equities, fixed income and cash.

Duplicate Slide – 2nd Page of Script

1st Quarter 2005 Highlights

Continuing Operations fully diluted EPS of $.72

EPS impact of Shinsei gain / other - $.28*

Continuing Operations return on common equity of 30% Dividend increased 11%, fifth increase in three years Asset Management – record level of AUM of $729B

Net flows of $32B

Institutional Asset Management – investment management fees (excluding performance fees) increased 26% 1Q05/1Q04

Private Wealth Management – Record level of fee revenue

* Represents EPS impact of Shinsei gain ($128MM after-tax) net of expenses related to the extinguishment of debt ($7MM after-tax) and additional true-ups to charges taken in the first and second quarters of 2004 for a business we are now in the process of selling ($2MM after-tax) and for vacant space in London associated with the move to the new Mellon Financial Centre ($1MM after-tax).

2

During the quarter we had net flows into our asset management complex of $32B, including $5B of long term flows in Institutional Asset Management and for the first time in 7 quarters we enjoyed positive net flows of $4B in money markets at Dreyfus.

Excluding performance fees, investment management fee revenue in Institutional Asset Management increased 26% over the first quarter of 2004. This growth reflects continued excellent investment performance together with the acquisitions of Pareto Partners and EACM in the second half of 2004 as well as modest growth in the equity markets.

We also enjoyed a record level of fee revenue in Private Wealth Management, reflecting a slightly improved equity market, net new business and the impact from acquisitions in 2004 in Seattle, Las Vegas and Providence.

1st Quarter 2005 Highlights

Record level of assets under custody / administration of $3.3T .

Net custody conversions of $70B New custody wins of $195B

Completed acquisition of DPM – hedge fund administration company

Recognized as leading large custodian among peers in the RM Custody Survey

#1 overall in North America #1 overall in Continental Europe #1 as judged by investment managers

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In addition to a record level of assets under management, we ended the first quarter of 2005 with a record level of assets under custody and administration of approximately $3.3 trillion, an increase of 17% compared to the first quarter of 2004.

During the first quarter we added $70B in net custody conversions and enjoyed a number of significant wins totaling $195B both domestically as well as though our Asset Servicing joint ventures in Canada and Europe. These wins provide us with solid momentum for the remainder of 2005.

At the end of February we announced that the the acquisition of DPM had closed and we are already working on closing cross sell opportunities between DPM’s hedge fund administration services and our existing clients.

In the first quarter, Mellon received the news that we had been recognized as the leading global custodian among our large global peers. This is the fourth consecutive year that Mellon has been ranked in this position by the RM Survey and represents a continued validation of the excellent results generated by Asset Servicing. What made this year more satisfying was the increase in our composite score as well as the overall Number 1 rankings in our key markets of North America and Continental Europe. I would note that we enjoyed an important win this quarter in the Asian markets, where over time we hope to grow our market share.

Business Sector Performance

1st Qtr 2005 vs. 1st Qtr 2004

Growth

($ millions) Revenue Pretax Income 1Q05 Pretax Margin

Institutional Asset Management $26 $2 30%

Mutual Funds (9) (8) 33%

Private Wealth Management 10 7 44%

Asset Servicing 21 4 24%

Payment Solutions & Investor — (8) 26%

Services

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Together with the announced sale of our HR businesses we also announced that we had realigned our business sectors.

We formed a new sector, Payment Solutions and Investor Services, which includes Global Cash Management and Mellon Investor Services.

As I noted earlier we enjoyed strong revenue growth in Institutional Asset Management, Private Wealth Management and Asset Servicing.

The revenue growth in Institutional Asset Management was particularly strong despite a $12 million decline in performance fees from the prior year’s quarter. The revenue performance reflects the continued momentum from net new business, strong investment performance and the 2004 acquisitions of EACM and the remaining 70% of Pareto Partners that was not already owned by Mellon.

The performance of mutual funds reflects the outflow of money market funds over the past year, inline with that experienced by the industry. Recall that approximately 60% of the mutual fund assets at Dreyfus is institutional cash. As I mentioned earlier we turned the corner in the first quarter generating $4B in positive net flows, most of which came towards the end of the quarter. Dreyfus’ performance also reflects one fewer day in the quarter compared to the first quarter of 2004.

Duplicate Slide – 2nd Page of Script

Business Sector Performance

1st Qtr 2005 vs. 1st Qtr 2004

Growth

($ millions) Revenue Pretax Income 1Q05 Pretax Margin

Institutional Asset Management $26 $2 30%

Mutual Funds (9) (8) 33%

Private Wealth Management 10 7 44%

Asset Servicing 21 4 24%

Payment Solutions & Investor — (8) 26%

Services

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Private Wealth Management had an excellent quarter with record level of fee revenue. The performance reflects an improved market environment, net new business, particularly in our expansion markets, and the impact of acquisitions in Seattle, Las Vegas and Providence. We believe there are significant opportunities for future expansion of our Private Wealth Management business.

Asset Servicing also enjoyed a strong quarter driven by net new custody business and increased levels of securities lending revenue from higher client volumes. Their improved performance came despite a lower level of foreign exchange trading revenue.

The results of Payment Solutions and Investor Services reflects a higher level of revenue from Global Cash Management offset by lower revenues from Mellon Investor Services, which had enjoyed a particularly strong first quarter in 2004. We believe the combined 26% pre-tax margin for these two businesses is very strong relative to peers.

Now I would like to ask Mike Bryson to review our first quarter results in greater detail.

Results of Continuing Operations

Growth ($ millions) 1Q05 vs. 1Q04* .

Fee Revenue $43 5%

$44 5%

Net Interest Revenue 1 1%

Operating Expense 47 7%

1st Qtr 2005 4th Qtr 2004 1st Qtr 2004

Pre-Tax Margin* 30% 28% 32%

* Growth and pre-tax margins presented on a fully taxable equivalent basis. Growth and pre-tax margins adjusted for items detailed on Pages 17 and 18 in the Appendix of this presentation and Page 21 of the earnings release.

5

Thank you Marty.

Moving from the sectors to our consolidated results…, we’ve excluded the impact from the gains associated with the sale of our interest in Shinsei as well as certain expenses detailed in the Appendix of this presentation.

The decrease in performance fees together with the decline in revenue associated with Investor Services (relative to a particularly strong first quarter in 2004) resulted in expense growth slightly outpacing revenues. The $47 million adjusted year over year increase in expenses reflects a $22 million impact from acquisitions, $8 million from pension and stock options, and higher staff, professional, legal and other purchased services expense associated with fee growth.

Positive operating leverage remains a key goal for the full year.

Through our continued focus on expense management we did improve our pre-tax margins from 28% in the fourth quarter to 30% in the first quarter.

Over the past several quarters we have provided you with a base level of expenses for the subsequent quarter. Since the base has changed due to the adoption of discontinued operations accounting for the HR businesses, we would like to review the restated base for the first quarter of 2005 and establish the base for the second quarter.

Expense Management

Continuing Operations

($ millions)

4Q04 Total Operating Expense $725

Less:

4Q04 Performance fee incentives (26)

Severance (17)

Other credits / charges* 6

Adjusted 4Q04 Total Operating Expense 688

Higher pension / stock option expense 8 - 9

Lower facilities (2– 3)

Benefits of severance in 4Q04 (3– 4)

Expected 1Q05 Base Operating Expense Before $689 - 692

Growth and Performance Fee Incentives

* Other credits / charges represent - $17MM credit resulting from a reduction in a sublease loss reserve related to the execution of a new lease for our Pittsburgh headquarters building and a $11MM loss associated with the trade execution of securities.

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Total operating expenses for the fourth quarter of 2004, restated for the transfer of the HR businesses to discontinued operations, totaled $725 million.

Recall from our fourth quarter presentation, reported total operating expenses were adjusted for performance fee incentives, severance and other charges that are detailed in the Appendix to this presentation. After accounting for those items, adjusted total operating expense in the fourth quarter of 2004 was approximately $688 million.

Items expected to impact the level of expenses in the first quarter of 2005 included increased pension and stock option expense, offset by lower facilities costs due to the renegotiation of our Pittsburgh headquarters lease as well as benefits from severance taken in the fourth quarter of last year.

The net of these items resulted in an expected operating expense base, before growth and the impact of performance fee incentives, of $689-$692 million for the first quarter of 2005.

Continue Aggressive Expense Management

($ millions)

1Q05 Total Operating Expense $713

Adjustments:

1Q05 Performance fee incentives (9)

Out-of-pocket expense delta – 1Q05/4Q04 2

Other charges / severance* / (17)

Adjusted 1Q05 Total Operating Expense 689

Expected 1Q05 Base Operating Expense Before $689 - 692

Growth and Performance Fee Incentives

* Other charges / severance represent - $15MM of charges detailed on Page 17 in the Appendix of this presentation and Page 21 of the earnings release as well as $2 million of severance expense.

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The reported operating expense for the first quarter of 2005 totaled $713 million.

However, after adjusting for performance fee incentives, a lower level of out-of-pocket expenses and other charges detailed in the Appendix, the largest of which was a $10 million expense associated with the early extinguishment of debt, adjusted operating expense was approximately $689 million in first quarter of 2005.

This amount was at the low end of our expected range of $689-$692 million, demonstrating that we continue to remain focused on expense management and appropriately aligning revenue and expense trends.

Continue Aggressive Expense Management

($ millions)

Adjusted 1Q05 Total Operating Expense $689

Acquisitions 6-8

Expected 2Q05 Base Operating Expense Before Growth and Performance Fee Incentives $695-697

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We begin the second quarter with base operating expenses expected to be in the range of $695-697 million, after adding the impact of expenses related to the DPM acquisition, which closed on February 28th.

This base is prior to growth in our businesses or the cost of incentives related to performance fees from Institutional Asset Management.

Turning to a discussion of net interest revenue,

Net Interest Revenue

1st Qtr 2005 4thQtr 2004

Net Interest Revenue (FTE) $121MM $121MM

Net Interest Margin (FTE) 1.92% . 1.93%

Anticipate quarterly net interest revenue (FTE) to be in the range of $120-125 million

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Net interest revenue, on a fully-taxable equivalent basis totaled $121 million for the first quarter of 2005, equal to the fourth quarter of 2004 on a restated basis and exceeding our $115-120 million guidance range.

At March 31, 2005 the Corporation remains essentially asset / liability neutral, reflecting our focus on reducing interest rate risk in our investment portfolio by reinvesting prepayments in floating and adjustable rate securities.

As we have emphasized in the past, our balance sheet is driven by core deposits captured through our processing and private wealth businesses which are less price sensitive than purchased funds. Since the first quarter of 2004 the average fed funds rate has increased by 147 basis points compared to an increase of 76 basis points for our domestic interest-bearing deposit base. This lag helps insulate us against the impact of rising rates.

Assuming a continued gradual and measured increase in interest rates, we would anticipate that our net interest revenue, on a fully-taxable equivalent basis, should be in the range of $120 to $125 million for the second quarter of 2005. We continue to expect to benefit over time from a higher interest rate environment.

Additional detail related to our available for sale portfolio as well as overall interest rate sensitivity is contained in the Appendix of this presentation.

As we enter the second quarter…..

Other

Seasonal decline in performance fees in 2Q05

Related decrease in incentive compensation

Seasonal increase in securities lending revenue in 2Q05

2Q05 effective tax rate expected to be approximately 34% (non-FTE) - Tangible common equity ratio of 5.38% (vs. 4.72% as of 12/31/04) Repurchased 1.5 million common shares in 1Q05 .

8 million common shares available for repurchase under current repurchase program authorization

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…let me take a moment to review with you a few of the seasonal items related to the quarter.

Traditionally, there is a decline in performance fees and related incentive compensation from the first to the second quarter.

For securities lending, volumes generally increase in the second quarter, driven by the international dividend arbitrage season.

In terms of other expectations, the effective tax rate for the second quarter of 2005 is expected to be approximately 34%, compared to 34.5% for the first quarter of 2005. The decline in the rate is primarily due to the impact of the first quarter Shinsei gain, which was taxed at a rate of 35%.

At the end of the first quarter of 2005, our tangible common equity ratio, unadjusted for tax deductible goodwill, was 5.38%, well in excess of our target range of 4.25% to 4.75%.

During the first quarter of 2005 and subsequent to the announcement of the sale of the HR businesses, Mellon repurchased 1.5 million shares. Repurchase activity in the fourth quarter of 2004 and the first quarter of 2005 was limited due to the confidentiality associated with the HR divestiture. We currently have approval to repurchase up to 8 million shares under our current Board authorization.

Now I would like to turn the call back to Marty for some closing comments

Mellon Business Model

Capital Allocation

Significant excess capital generation

Increased dividend payout ratio

Internal investments in our growth businesses Accretive acquisitions Share repurchases to enhance EPS growth

11

Thank you Mike.

Before we open the phone lines for questions, I want to review our process for capital allocation and also remind you that our annual Investor Conference will be held on Thursday, May 12th; when we will discuss this process, our track record and our plans in more detail.

As you have heard from us before, our business model is a “capital light” model that generates a significant level of excess capital. Over the 2002-2004 time frame, our internal capital generation has grown from approximately $800 million to over $900 million per year.

We first seek to use this capital for internal investments or acquisitions in our core businesses that will help us to meet our growth goals and better service our clients. However a fundamental discipline of our process is that if these investments will not provide the appropriate risk adjusted returns to our shareholders, then we will return the capital directly to shareholders by way of dividends and share repurchases.

We plan to discuss the results of our acquisitions at our Investor Conference, but I would note that the vast majority of our ongoing acquisitions are meeting or even exceeding expectations. It is true that certain acquisitions, such as Standish Mellon, have taken longer to meet expectations. But in the case of Standish, it has been consolidated with our other fixed income asset managers, becoming one of the largest fixed income managers in the world, and is now performing well.

Mellon Business Model

Payout of Capital

Dividends per share increased 67% in the past 3 years

Net share reduction of 5% in the past 3 years and 19% in the past 6 years

Capital Payout ratio of 72% in the past 3 years and in excess of 100% in the past 6 years

Return on Equity equal to or exceeding 20% for the past five years

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Evidence of our adherence to and success of our capital allocation process includes….

•	Mellon has increased its dividend by 67% since the end of 2001 – this includes the 11% increase announced today

•	Mellon has reduced the level of diluted shares outstanding by 5% since 2001 and by 19% since 1998

•	The combination of our dividend payout and share repurchases results in a capital payout ratio of 72% since 2001 and in excess of 100% since 1998 – the highest ratios among our peers.

•	Mellon’s ability to generate Return on Equity equal to or exceeding 20% since 1998 underscores that our internal investments and acquisitions have in the aggregate met our hurdle rates

Mellon Business Model

Manage Capital Aggressively for High Returns

Acquisitions in our core businesses meeting an IRR threshold of 18%

Long term goal for Return on Equity of 20+%

Target range of tangible capital of 4.25-4.75%

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The assurance that we can give to you that we will adhere to this process in the future includes:

A consistent approach to acquisitions with an 18% minimum IRR hurdle rate – one of the highest in our industry, and well known by the investment community

•	We apply similar hurdles for internal investments taking into account the nature and risk of the investments

•	A long term goal of 20+% ROE which cannot be achieved if we do not adhere to our discipline around internal investments and acquisitions

•	Our executive long term compensation is based directly on achieving that 20+% ROE, and

•	A target range of 4.25-4.75% for tangible capital which indicated we will over time return to shareholders excess capital that is above that range.

Again we will discuss this process which is fundamental to our business model at length at our Investor Conference and would hope that all of you who have received an invitation last week will be able to attend.

Now I would like to ask the operator to open the phone lines for questions.

Questions & Answers

Investor Relations Contacts

Steve Lackey (412) 234-5601

Andy Clark (412) 234-4633

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Appendix

Reconciliation of Reported Revenue and Expense

($ millions) 1st Qtr 2005 1st Qtr 2004

Reported Adj. Adjusted Reported Adj. Adjusted

Fee Revenue $1,061 ($197) $864 $912 $(93) $819

Gain on Sales of Securities — — — — — —

Total Non-Interest Revenue $1,061 ($197) $864 $912 $(93) $819

Net Interest Revenue 117 — 117 116 — 116

Loan Loss Provision (1) — (1) (7) — (7)

NIR after Provision $118 $— $118 $123 $— $ 123

Staff Expense 421 — 421 388 — 388

Net Occupancy Expense 59 (2) 57 56 — 56

Other Expense 233 (13) 220 226 (19) 207

Total Operating Expense $713 ($15) $698 $670 ($19) $651

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Reconciliation of Reported Revenue and Expense

($ millions) 4th Qtr 2004

Reported Adj. Adjusted

Fee Revenue $892 — 892

Gain on Sales of Securities — — —

Total Non-Interest Revenue $892 — $892

Net Interest Revenue 116 — 116

Loan Loss Provision (4) — (4)

NIR after Provision $120 $— $120

Staff Expense 434 — 434

Net Occupancy Expense 43 17 60

Other Expense 248 — 248

Total Operating Expense $725 $17 $742

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Business Sector Performance

Institutional Asset Management

Growth ($ millions) 1Q05 vs. 1Q04*

Fee Revenue $26 12%

$26 13%

Net Interest Revenue — nm

Operating Expense 24 17%

1 st Qtr 2005 4th Qtr 2004 1 st Qtr 2004

Pre-Tax Margin* 30% 27% 33%

Assets Under Management* $555B $526B $491B

Performance Fees $27MM $60MM $39MM

*Growth and pretax margins presented on a fully taxable equivalent basis. Assets under management preliminary for 1st Qtr 2005. Includes assets sub-advised for other Mellon sectors of $35B, $26B and $22B for the 1st Qtr 2005, 4th Qtr 2004 and 1st Qtr 2004, respectively.

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Business Sector Performance

Mutual Funds

Growth ($ millions) 1Q05 vs. 1Q04*

Fee Revenue ($10) (8%)

($9) (7%)

Net Interest Revenue 1 nm

Operating Expense (1) (1%)

1st Qtr 2005 4th Qtr 2004 1st Qtr 2004

Pre-Tax Margin* 33% 34% 37%

Assets Under Management* $160B $157B $163B

* Growth and pretax margins presented on a fully taxable equivalent basis. Assets under management preliminary for 1st Qtr 2005. Includes assets sub-advised by other Mellon sectors of $33B, $24B and $22B for the 1st Qtr 2005, 4th Qtr 2004 and 1st Qtr 2004, respectively.

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Business Sector Performance

Private Wealth Management

Growth ($ millions) 1Q05 vs. 1Q04*

Fee Revenue $6 7%

$10 8%

Net Interest Revenue 4 8%

Operating Expense 3 5%

1 st Qtr 2005 4th Qtr 2004 1st Qtr 2004

Pre-Tax Margin* 44% 38% 43%

Total Client Assets* $77B $78B $76B

* Growth and pretax margins presented on a fully taxable equivalent basis. Total client assets preliminary data for 1st Qtr 2005.

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Business Sector Performance

Asset Servicing

Growth ($ millions) 1Q05 vs. 1Q04*

Fee Revenue $16 8%

$21 10%

Net Interest Revenue 5 34%

Operating Expense 17 10%

1 st Qtr 2005 4th Qtr 2004 1st Qtr 2004

Pre-Tax Margin* 24% 19% 24%

Assets under Custody* $3,259B $3,199B $2,793B

* Growth and pretax margins presented on a fully taxable equivalent basis. Assets under custody preliminary data for 1st Qtr 2005.

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Business Sector Performance

Payment Solutions & Investor Services

Growth ($ millions) 1Q05 vs. 1Q04*

Fee Revenue ($6) (4%)

$— —%

Net Interest Revenue 6 20%

Operating Expense 8 7%

1 st Qtr 2005 4th Qtr 2004 1st Qtr 2004

Pre-Tax Margin* 26% 24% 30%

* Growth and pretax margins presented on a fully taxable equivalent basis.

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Asset Management

Revenue Sensitivity

A sustained (1 year) 100 point change in the S&P 500 Index, applied to our assets under management mix, results in an approximate change of $40 - $50 million in investment management fees, which net of incentives approximates a $0.05 - $0.06 per share impact.*

Asset Management Sector Revenue Sensitivity ($ millions) Billing Cycle

Institutional Asset Management $20 - $25 AUM - Qtr End

Mutual Funds $12 - $15 AUM - Daily

Private Wealth Management $8 - $10 AUM - Month End 45 Day Lag

$40 - $50

* Assumes no material change in the mix of assets under management

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Securities Available for Sale*

3/31/05 3/31/04

($ billions) Amortized Cost Avg.Yield Est. Avg. Repricing Life Amortized Cost Avg. Yield Est. Avg. Repricing Life

Fixed rate

Mortgage-backed $0.4 5.49% 5.1 $0.4 5.66% 4.2

Collateralized mortgage obligation 3.9 4.51% 4.5 5.1 4.56% 3.4

U.S. Treasury & agency 1.8 3.28% 1.8 0.8 1.97% 1.6

State & political subdivisions 0.8 6.93% 16.0 0.5 7.01% 15.2

Adjustable/floating rate mortgage-backed

Floating rate 4.7 3.20% 0.1 3.3 1.66% 0.1

Adjustable rate 2.7 3.61% 1.8 1.3 3.18% 1.9

Bonds/notes/preferred stock/other — 0.1

Total $14.3 3.92% 2.8 $11.5 3.56% 2.7

Memo – 12/31/04: $13.3 3.82% 2.7

* Preliminary

Notes: Average yields are weighted averages and are presented on an FTE basis using a 35% federal income tax rate. Estimated average repricing lives are in years. Estimated lives for mortgage-backed securities include the effect of estimated prepayments, while the estimated lives for U.S. Treasury & agency and states & political subdivisions securities are final maturities.

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Interest Rate Sensitivity Analysis*

Movements in Interest Rates from 12/31/04

Interest Rate Increase

Simulated impact in the next 12 months compared with 12/31/04 +100bp +200bp

Net Interest Revenue (1.4%) (1.9%)

Earnings per Share ($0.01) ($0.01)

Return on Equity (11bp) (15bp)

The impact from the interest rate movements was developed by simulating the effect of rates changing in a gradual fashion over a six month period from 12/31/04 The interest rate sensitivity simulation assumes that for a given basis point change in short-term rates over a six month period, long-term rates only change - - by approximately 80% of the assumed change in short-term rates -

*Information reprinted from Pages 44 and 45 of the 2004 Annual Report.

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